Exhibit 10.5
ASSIGNMENT and PLEDGE AGREEMENT
(Large Volume Transportation Service Agreement)
     Amaizing Energy, LLC (“Assignor”), an Iowa limited liability company, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, pledges, and assigns to CoBank, ACB (“Assignee”), all of Assignor’s right, title and interest in and to:
That certain Large Volume Transportation Service Agreement (“Large Volume Transportation Service Agreement”) between Assignor and Aquila, Inc. d/b/a Aquila Networks (“Aquila”) dated as of the 6th day of December, 2004 pursuant to which the Aquila will furnish transportation of Assignor’s natural gas to Assignor pursuant to the terms contained in such Large Volume Transportation Service Agreement.
to secure payment and performance of all obligations of Assignor to Assignee under that certain Master Loan Agreement, that certain Construction and Revolving Term Loan Supplement, that certain Statused Revolving Credit Supplement, and that certain Non-Revolving Credit Supplement, all between Assignor and Assignee, which by this reference are made a part hereof.
     It is the intention of Assignor that by this assignment Assignee shall acquire all of the rights and obligations previously enjoyed by Assignor as owner under the Large Volume Transportation Service Agreement.
     Assignor agrees to execute such other documents as may reasonably be requested by Assignee, from time to time to evidence the above and foregoing assignment.

Dated: February 11, 2005	Amaizing Energy, LLC
	By:	/s/ Sam J. Cogdill
Samuel Cogdill, Chairman

By its execution hereof, Aquila, Inc. d/b/a Aquila Networks consents to and acknowledges the foregoing collateral assignment of the described agreement.

Aquila, Inc. d/b/a Aquila Networks

Dated February , 2005	By:

Its:

STATE OF IOWA )
)ss.
COUNTY OF CRAWFORD )
     On this 11th day of February, 2005, before me, the undersigned, a Notary Public personally appeared Samual Cogdill, Chairman of Amaizing Energy,LLC on behalf of said entity, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed.

SEAL ANGEL R. JEPSEN	/s/ Angel Jepsen
Commission Number 727183	Angel Jepson Notary Public
My Commission Expires	In and for said State
March 2, 2007	My commission expires: March 2, 2007

STATE OF )
)ss.
COUNTY OF )
     On this                      day of February, 2005, before me, the undersigned, a Notary Public, personally appeared                                         , the                                          of Aquila, Inc. d/b/a Aquila Networks on behalf of said entity, who executed the foregoing instrument, and acknowledged that s/he executed the same as his/her voluntary act and deed.

                                                            Notary Public
In and for said State
My commission expires: